Exhibit 4.3

EXECUTION VERSION

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 31, 2012 among Rexam Do Brasil Embalagens Ltda, TPI-Molplastic Ltda., Albéa Canada Inc., Beauty Packaging Canada Holdings, Inc., Twist beauty Packaging Holding France SAS, Albéa Deutschland GmbH, Twist Beauty Packaging Holding Germany GmbH, Albéa Hong Kong Limited, Rexam Make Up (Hong Kong) Co., Limited, Rexam Plastic packaging (Hong Kong) Co., Limited, Twist Beauty Packaging Holding Hong Kong Limited, Iona Luxembourg S.à.r.l. (RCS Luxembourg, B 154 118), Twist Beauty Packing S.à.r.l. (RCS Luxembourg, B152772), Albéa Packaging de México, S.A. de C.V., Albéa Servicios de México, S.A. de C.V., Cebal Américas de Reynosa, S. de R.L. de C.V., Cepillos de Matamoros, S.A. de C.V., TPI Mexicana, S.A. de C.F., Twist Beauty Packaging Holding México, S. de R.L. de C.V., Albéa Poland SP. z o.o., Albéa Warsaw sp. z o.o, Rexam Plastics Nederland B.V., Twist beauty Packaging Holdings Netherlands B.V., Albéa UK Limited, Betts Acquisition (2009) Limited, Betts Central Europe Holdings Limited, Betts Global Limited, Betts Group Holdings Limited, Betts International Limited, Betts Limited Boddington IP Limited, Iona Bidco Limited, Iona Topco Limited, Rexam Beauty (Asia Holdings) Limited, Twist Beauty Packaging UK Limited, Albéa Amercas Inc.,  Albéa Cosmetics America Inc. Albéa Metal Americas Inc., Albéa Metal Holding Corp., Albéa Metal Real Estate Inc., Betts USA Holdings Inc., Cebal Mexicana LLC. Albéa Plastic Packaging Texas, Inc., Rexam Beauty and Closures Inc., Twist Beauty Packaging Holding Corp., Betts USA Inc., Albéa Beauty Solutions USA LLC, Albéa Mexicana, LP (each a “Guarantor” and, together, the “Guarantors”), Albéa Beauty Holdings S.A. a Luxembourg public limited liability company (société anonyme) with registered office at 5, rue Guillaume Kroll, L-1882 Luxembourg, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register under number B 162078 (or its permitted successor), a société anonyme organised under the laws of Luxembourg (the “Issuer”), Wilmington Trust, National Association as the Trustee and Wilmington Trust (London) Limited as the Security Agent.

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 31, 2012 providing for the issuance of €200,000,000 8.75% Senior Secured Notes due 2019 (the “Euro Notes”) and $385,000,000 8.375% Senior Secured Notes due 2019 (the “Dollar Notes” and, together with the Euro Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guarantors shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer, the Guarantors, the Trustee and the Security Agent are authorised to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.                                      CAPITALISED TERMS.  Capitalised terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                      AGREEMENT TO GUARANTEE.  Each Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and the Indenture, including but not limited to Article 11 thereof.

3.                                      EXECUTION AND DELIVERY.

(a)                                 To evidence its Guarantee, each Guarantor hereby agrees that a notation of such Guarantee shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by or on behalf of the Trustee and that this Supplemental Indenture shall be executed on behalf of each Guarantor by one or its Directors or Officers (or any duly authorised signatory).

(b)                                 Each Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(c)                                  If an Officer or a duly authorised signatory pursuant to a board resolution or power of attorney whose signature is on this Supplemental Indenture or on the Guarantee no longer holds that office at the time the Trustee procures the authentication of the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

(d)                                 Upon executed of this Supplemental Indenture, the delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Supplemental Indenture on behalf of such Guarantor.

4.                                      RELEASES. Each Guarantee shall be automatically and unconditionally released and discharged in accordance with Section 11.05 of the Indenture.

5.                                      NO RECOURSE AGAINST OTHERS.  No past, present or future director, officer, employee, incorporator, stockholder, agent, legal representative or attorney in fact of the Issuer or of any Guarantor, as such, shall have any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture, the Guarantee, the Security Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Notes.

6.                                      AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. Each of the parties hereto irrevocably agrees that any suit, action or proceeding arising out of, related to, or in connection with this Supplemental Indenture or the transactions contemplated hereby, and any action arising under U.S. federal or state securities laws, may be instituted in any U.S. federal or state court located in the State and City of New York, Borough of Manhattan; irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding; irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding; and hereby waives any other jurisdiction to which it may be entitled by reason of its present or future domicile.  The Issuer and each of the Guarantors not located in the United States has appointed Albéa Beauty Solutions USA as its authorised agent upon whom process may be served in any such suit, action or proceeding which may be instituted in any U.S. federal or state court located in the State and City of New York, Borough of Manhattan arising out of or based upon this Supplemental Indenture, the Notes or the transactions contemplated hereby or thereby, and any action brought under U.S. federal or state securities laws (the “Authorised Agent”).  The Issuer and each of the Guarantors expressly consents to the jurisdiction of any such court in respect of any such action and waives any other requirements of or objections to personal jurisdiction with respect thereto and waives any right to trial by jury.  Such appointment shall be irrevocable unless and until replaced by an agent reasonably acceptable to the Trustee.  The Issuer and each of the Guarantors represents and warrants that that the Authorised Agent has agreed to act as said agent for service of process, and the Issuer agrees to take any and all action, including the filing of any and all documents and instrument, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorised Agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer and any Guarantor.

7.                                      THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OR NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  THE APPLICATION OF THE PROVISIONS SET OUT IN ARTICLES 86 TO 94-8 OF THE LUXEMBOURG LAW ON COMMERCIAL COMPANIES DATED AUGUST 10, 1915 IS EXCLUDED.

8.                                      COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement

9.                                      EFFECT OF HEADINGS.  The Section headings here are for convenience only and shall not affect the construction hereof.

10.                               THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Issuer.